CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”), dated as of December 19, 2022, is entered into by and between Oscar Health, Inc. (“Holdings”) and Oscar Management Corporation (“OpCo” and, together with Holdings, the “Company”), on the one hand, and Dennis Weaver (“Consultant”) on the other hand.
WHEREAS, prior to the Commencement Date (as defined below), Consultant shall remain employed by the Company on the terms contained in the employment agreement entered into by and between the Company and Consultant, which became effective upon the closing of the initial public offering of Holdings’ Class A common stock (the “Employment Agreement”);
WHEREAS, on the Commencement Date, Consultant’s employment with the Company and all of its affiliates shall terminate by mutual agreement of Consultant and the Company, and Consultant shall cease serving as the Company’s Chief Clinical Officer and shall be deemed to have resigned from all offices and directorships held at the Company and its affiliates; and
WHEREAS, the Company and Consultant mutually desire to terminate the Employment Agreement effective as of the Commencement Date and the Company wishes to secure the services of Consultant as a consultant of the Company upon the terms and subject to the conditions set forth herein, and Consultant wishes to render such services to the Company upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Term. The term of this Agreement and the consulting relationship between the Company and Consultant (the “Consulting Period”) shall commence on January 1, 2023 (the “Commencement Date”) and, unless this Agreement and the consulting relationship established hereby are earlier terminated as provided for herein, shall end on the second (2nd) anniversary of the Commencement Date (such second (2nd) anniversary, the “Termination Date”).
2.Services. During the Consulting Period, Consultant shall serve as Senior Advisor to the CEO (the “Services”). Consultant acknowledges and agrees that the Services shall be performed with the degree of skill, care and diligence expected of a professional experienced in providing the same or similar services, and using Consultant’s reasonable best efforts to promote the business and interests of the Company. Consultant shall provide the Services to the Company at times mutually agreed to by Consultant and the Company. During the Consulting Period, Consultant shall perform the Services remotely; provided, however, that the parties acknowledge and agree that Consultant may be required to travel to other locations as may be necessary to fulfill the Consultant’s duties and responsibilities hereunder. During the Consulting Period, Consultant shall comply with all applicable policies and procedures of the Company.
3.Compensation; Expenses.
a.Cash Compensation. During the Consulting Period, the Company shall pay Consultant a fee (the “Consulting Fee”) of $16,667 per month as consideration for the Services, prorated for any partial month of Services. The monthly Consulting Fee shall be paid to Consultant in arrears within 10 business days following the end of the calendar month in which such monthly Consulting Fee was earned.
b.Expenses. During the Consulting Period, the Company shall reimburse Consultant for reasonable expenses in accordance with the Company’s substantiation and reimbursement policies applicable to independent contractors, as in effect from time to time.
c.2022 Annual Bonus. Consultant shall remain eligible to receive a 2022 annual bonus in respect of his employment with the Company prior to the Commencement Date, calculated in accordance with the Company’s policies as in effect from time to time (but presuming 100% individual performance weighting), and payable at the time the Company pays annual bonuses for 2022 to its senior executives generally. For the avoidance of doubt, Consultant shall not be eligible to receive an annual bonus from the Company in respect of any subsequent year.
d.Outstanding Equity Awards. Consultant acknowledges and agrees that all equity awards covering Holdings’ Class A common stock held by Consultant as of the Commencement Date (“Equity Awards”) shall cease vesting as of the Commencement Date, with any unvested portion of such Equity Awards expiring as of the Commencement Date; provided, however, that the performance restricted stock units granted to Consultant by Holdings with a grant date of August 31, 2021 (the “PSUs”) shall remain outstanding and eligible to vest in accordance with the terms of the applicable Performance Restricted Stock Unit Grant Notice and Performance Restricted Stock Unit Agreement and Holding’s 2021 Incentive Award Plan. All Equity Awards that are stock options (each, an “Option” and collectively, the “Options”) shall remain outstanding and exercisable with respect to the vested portion of such Options during the Consulting Period and for a period of ninety (90) days thereafter. For the avoidance of doubt, Consultant shall not be eligible to receive any further grants of equity awards from the Company following the Effective Date (as defined below).
4.Termination.
a.Generally. This Agreement and the consulting relationship established hereby shall terminate automatically upon the Termination Date. In addition, this Agreement and the consulting relationship established hereby may be terminated by the Company with or without Cause at any time and by Consultant for any reason or no reason, provided that (i) the Company must provide at least 30 days’ prior written notice to Consultant prior to any termination without Cause, and (ii) Consultant must provide at least 30 days’ prior written notice to the Company prior to any termination by Consultant. In the event that this Agreement and the consulting relationship established hereby terminates and, in connection therewith, Consultant does not remain in service or employment with the Company, then Consultant agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Consultant has in Consultant’s possession, custody or control. Except as provided in Section 4(b) and 4(d) below, Consultant shall not be entitled to any further payments or benefits in connection with or following the termination of this Agreement.
b.Obligations of the Company upon Termination. Subject to Section 4(c) and Consultant’s continued compliance with his obligations under the PIIA (as defined below) and Section 6 hereof, if the Company terminates this Agreement and the Services hereunder without Cause prior to the Termination Date, then in addition to any earned but unpaid Consulting Fee:
i.Cash Payment. The Company shall pay Consultant an amount equal to the monthly Consulting Fee for the number of full months between the date on which the Company terminates this Agreement and the Termination Date, payable in a single lump sum within thirty (30) days following the Release Effective Date (as defined below).
ii.Option Exercisability Extension. All Options that are held by Consultant and outstanding as of the date on which the Company terminates this Agreement shall remain exercisable with respect to the vested portion of such Options until the earlier of: (A) the date that is ninety (90) days immediately following the Termination Date and (B) the outside expiration date of the applicable Option. Consultant acknowledges and agrees that such Option treatment may cause an incentive stock option to be reclassified as a non-qualified stock option, and that Consultant (and not the Company) shall be solely responsible for any tax consequences relating to such reclassification.
iii.Time-Vesting of PSUs. To the extent then-outstanding, any time-based vesting requirements with respect to the PSUs shall be deemed satisfied as of the date on which the Company terminates this Agreement. For the avoidance of doubt, vesting of the PSUs shall continue to be subject to any performance-based vesting requirements (if not previously satisfied).

c.Release. Notwithstanding the foregoing, it shall be a condition to Consultant’s right to receive the amounts provided for in Section 4(b) hereof that Consultant execute and deliver to the Company an effective release of claims in substantially the form attached hereto as Exhibit A (the “Separation Release”) and the Separation Release becomes irrevocable within 30 days following the date on which the Company terminates this Agreement (the date such Separation Release becomes irrevocable herein referred to as the “Release Effective Date”).
d.Other Terminations. If this Agreement and the consulting relationship established hereby is terminated for any reason not described in Section 4(b) hereof, the Company shall pay to Consultant any earned but unpaid Consulting Fee.
5.Release.
a.Except as otherwise specifically stated in Section 5(b) of this Agreement, in exchange for and in consideration of the covenants and promises contained herein, Consultant, on behalf of Consultant and Consultant’s spouse, domestic partner, children, agents, assignees, heirs, executors, administrators, beneficiaries, trustees, legal representatives, and assigns, hereby waives, discharges, and releases the Company and its current and former parents, subsidiaries, divisions, branches, assigns and affiliated and related companies, and their respective predecessors, successors, employee benefit plans, and present and former directors, officers, partners, shareholders, fiduciaries, employees, administrators, representatives, agents and attorneys, in their individual and representative capacities, from any and all actions, causes of action, obligations, liabilities, claims and demands Consultant may have, known or unknown, contingent or otherwise, and whether specifically mentioned or not, regardless of when they accrued, from the beginning of time through the date that Consultant signs this Agreement, except as otherwise specifically stated in this Agreement. This release includes, but is not limited to, any claims based on Consultant’s employment with the Company and/or the termination of that employment, including (without limitation) the release of: any claims for wrongful discharge or breach of contract (express, implied or otherwise); any claims for negligence, defamation and/or intentional tort; any claims for employment discrimination, harassment, and/or retaliation on any basis, including age, race, color, ethnicity, national origin, gender, gender identity, sex, religion, pregnancy, disability (or perceived disability), sexual orientation, veteran’s status, whistleblower status, marital status and/or any other protected grounds; any claims under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Occupational Health and Safety Act, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), the New York State Human Rights Law, the New York City Human Rights Law, the New York State Whistleblower Statute, and/or the New York Labor Law; and any claims under any other federal, state, or local laws or regulations, including any and all laws or regulations prohibiting employment discrimination, harassment, or retaliation. Except as otherwise provided in Section 5(b) of this Agreement, Consultant hereby represents that no action, suit, complaint, claim, grievance, demand for arbitration or other proceeding is pending in any court or other forum relating directly or indirectly to Consultant’s employment with the Company, separation from employment or otherwise.
b.Nothing contained in this Agreement shall be construed to prohibit Consultant from filing a charge with or participating in any investigation or proceeding conducted by the federal Equal Employment Opportunity Commission or a comparable state or local agency; provided, however, that Consultant hereby agrees to waive the right to recover monetary damages or other individual relief in any such charge, investigation or proceeding or any related complaint or lawsuit filed by Consultant or by anyone else on Consultant’s behalf. Nothing in this Agreement limits, restricts, or in any other way affects Consultant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity. Consultant understands that Consultant’s release of claims as contained in this Agreement does not extend to any rights Consultant may have under any laws governing the filing of claims for COBRA, unemployment, state disability insurance, and/or workers’ compensation benefits. Consultant further understands that nothing herein shall be construed to prohibit Consultant from: (a) challenging the Company’s failure to comply with its obligations under this Agreement; (b) asserting Consultant’s right to any vested benefits to which Consultant is entitled pursuant to the terms of the applicable plans and/or applicable law; and/or (c) challenging the knowing and voluntary nature of his release of claims under the Age Discrimination in Employment Act of 1967; and/or (d) asserting any claim that cannot lawfully be waived by private agreement.
6.Proprietary Information and Inventions Agreement; Confidential Information. Consultant understands and agrees that the Employee Proprietary Information and Inventions Agreement between Consultant and the Company (the “PIIA”) remains in full force and effect and Consultant remains bound by the terms thereof, to the extent applicable post-employment. Consultant further agrees that, during Consulting Period and thereafter, Consultant will not use or disclose to any third party any Confidential Information except as reasonably required for Consultant’s proper performance of the Services. For purposes of this Agreement, “Confidential Information” means (a) any and all information of the Company that is not generally known to the public and (b) any and all information received by the Company from third parties with any understanding, express or implied, that the information would not be disclosed. For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts, or in any other way affects Consultant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity, and (ii) Consultant cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (y) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (z) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, Consultant may be held liable if Consultant unlawfully accesses trade secrets by unauthorized means.
7.Independent Contractor. The Company and Consultant expressly agree that, during the Consulting Period, Consultant shall be an independent contractor and Consultant shall not be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever. Nothing in this Agreement shall establish an agency, partnership, joint venture or employee relationship between the Company and Consultant, and Consultant shall not represent that Consultant is an employee of the Company. The Company and Consultant agree and acknowledge that neither party hereto renders legal, tax or accounting advice to the other party. Without limiting the generality of the foregoing, during the Consulting Period (i) the Company shall not pay, on the account of Consultant, any unemployment tax, or other taxes required under the law to be paid with respect to employees and shall not withhold any monies from the fees payable pursuant to this Agreement for income or employment tax purposes, and (ii) the Company shall not provide Consultant with, and Consultant shall not be eligible to receive, from the Company under any Company plan, any benefits, including without limitation, any pension, health, welfare, retirement, workers’ compensation or other insurance benefits. Consultant shall be solely responsible for all taxes arising in connection with any fees or other compensation paid to Consultant under this Agreement during the Consulting Period, including without limitation any and all federal, state, local and foreign income and employment taxes.
8.Representation. Consultant hereby represents and warrants to the Company that (i) Consultant is entering into this Agreement voluntarily and that the entrance into this Agreement and performance of Consultant’s obligations hereunder will not violate or conflict with the terms of any agreement between Consultant and any other person, firm, organization or other entity person or any policy, program or code of such other person, firm, organization or other entity person, and (ii) Consultant is not under any contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of the Services hereunder, or the other rights of the Company hereunder.
9.Definitions.
a.“Board” means the board of directors of Holdings.
b.“Cause” means the occurrence of any one or more of the following events:
i.Consultant’s willful failure to substantially perform the Services (other than any such failure resulting from the Consultant’s incapacity due to physical or mental illness), including Consultant’s failure to follow any lawful request from the CEO within the reasonable scope of the Services and Consultant’s failure to correct the same (if capable of correction, as determined by the CEO), within 30 days after a written notice is delivered to Consultant, which demand specifically identifies the manner in which the CEO believes that Consultant has not performed the Services;
ii.Consultant’s commission of, indictment for or entry of a plea of guilty or nolo contendere to a felony crime (excluding vehicular crimes) or a crime of moral turpitude;
iii.Consultant’s material breach of any material obligation under any written agreement with the Company or its affiliates or under any applicable policy of the Company or its affiliates that have been provided to or made available to Consultant (including any code of conduct or harassment policies), and Consultant’s failure to correct the same (if capable of correction, as determined by the CEO), within 30 days after a written notice is delivered to Consultant, which demand specifically identifies the manner in which the CEO believes that Consultant has materially breached such agreement;
iv.any act of fraud, embezzlement, theft or misappropriation from the Company or its affiliates by Consultant; or
v. Consultant’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by Consultant of Consultant’s fiduciary duty to the Company or its affiliates, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on the Company or its subsidiaries.
c.“CEO” means the Company’s Chief Executive Officer.
10.Successors.
a.This Agreement is personal to Consultant, and Consultant’s duties and obligations pursuant to this Agreement shall not, without the prior written consent of the Company, be assigned by Consultant to any other person.
b.This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns.
11.Miscellaneous.
a.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
b.Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to Consultant:
At the Consultant’s most recent address on the records of the Company.

If to the Company:
Oscar Health, Inc.
75 Varick Street, 5th Floor
New York, NY 10013 Attention: General Counsel
Email: legal@hioscar.com
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
c.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
d.No Waiver. Consultant’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Consultant or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
e.Entire Agreement. As of the Effective Date (as defined below), this Agreement constitutes the final, complete and exclusive agreement between Consultant and the Company with respect to the subject matter hereof, including without limitation the termination of Consultant’s employment with the Company, and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Company and its subsidiaries or affiliates, or representative thereof. Without limiting the foregoing, Consultant acknowledges and agrees that Consultant shall not be eligible to receive any payments or benefits pursuant to Section 4(b) of the Employment Agreement. Notwithstanding anything herein to the contrary, this Agreement and the obligations and commitments hereunder shall neither commence nor be of any force or effect prior to the Effective Date.
f.Arbitration.
i.Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (as defined below), including any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to Consultant’s service or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon Consultant’s request. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.
ii.“Persons Subject to Arbitration” means, individually and collectively, (A) Consultant, (B) any person in privity with or claiming through, on behalf of or in the right of Consultant, (C) the Company, (D) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (E) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.
iii.The arbitration shall take place before a single neutral arbitrator at the JAMS office in New York, New York. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.
iv.CONSULTANT AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.
v.CONSULTANT AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

vi.This Section 11(f) shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate service disputes. To the extent any terms or conditions of this Section 11(f) would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 11(f). To the extent applicable law imposes additional requirements to allow enforcement of this Section 11(f), this Agreement shall be interpreted to include such terms or conditions.
g.Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive Consultant’s termination of Services and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.
h.Counterparts. This Agreement and any agreement referenced herein may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
i.Indemnification. The Company shall pay or reimburse the Consultant for any costs or expenses actually and necessarily incurred by the Consultant in any action, suit, or proceeding to which the Consultant is made a party by reason of holding that position, provided, however, that Consultant shall not receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Company shall, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.
12.Acknowledgement. By signing this Agreement, Consultant acknowledges that:
a.Consultant has carefully read, and understands, this Agreement;
b.Consultant has been given at least twenty-one (21) days to consider his rights and obligations under this Agreement and to consult with an attorney and/or any other advisors of his choice before signing this Agreement;
c.by this provision in the Agreement, Consultant is hereby advised to consult with an attorney and/or any other advisors of his choice before signing this Agreement;
d.Consultant understands that this Agreement is legally binding and by signing it Consultant gives up certain rights, including his right to pursue any claims he had, has or may have had against Releasees, except as otherwise provided in Section 5(b) of this Agreement;
e.Consultant has voluntarily chosen to enter into this Agreement and has not been forced or pressured in any way to sign it;

f.Consultant has not relied upon any representation, statement or omission made by any of the Company’s agents, attorneys or representatives with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those expressly stated in this Agreement;
g.Consultant has, except as otherwise provided in Section 5(b) of this Agreement, knowingly and voluntarily released Releasees from any and all claims Consultant may have, known or unknown, in exchange for the benefits he obtained by signing this Agreement, and acknowledges that these benefits are in addition to any that he would have otherwise received if he did not sign this Agreement; and
h.this Agreement does not waive any rights or claims that may arise after Consultant signs this Agreement.
13.Revocation Period and Effective Date. Consultant has seven (7) calendar days from the date he signs this Agreement to change his mind and revoke this Agreement. If Consultant does not advise the Company in writing within seven (7) calendar days after signing that he has revoked this Agreement, this Agreement shall be effective, enforceable and binding on the eighth (8th) day after Consultant signs this Agreement (the “Effective Date”). If Consultant change his mind and revokes this Agreement, Consultant must send written notice of his decision to the Company, c/o Rebecca Krouse (rkrouse@hioscar.com), so that Ms. Krouse receives his revocation no later than the eighth (8th) day after Consultant originally signed this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, Consultant has hereunto set Consultant’s hand and, pursuant to the authorization from the Board, each of Holdings and OpCo has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.
OSCAR HEALTH, INC.

By: /s/ Mario Schlosser
Name: Mario Schlosser
Title: Chief Executive Officer

OSCAR MANAGEMENT CORPORATION

By:/s/ Mario Schlosser
Name: Mario Schlosser
Title: Chief Executive Officer

CONSULTANT

By:/s/ Dennis Weaver
Dennis Weaver

[Signature page to Consulting Agreement]
EXHIBIT A

Separation Release

For and in consideration of the benefits provided to me under Section 4(b) of the Consulting Agreement between me and Oscar Health, Inc. (“Holdings”) and Oscar Management Corporation (“OpCo” and, together with Holdings, the “Company”), dated as of December 19, 2022 (the “Agreement”), to which this Exhibit A is attached, which are conditioned on my signing this Separation Release (the “Release”) and on my compliance with my obligations under the PIIA (as defined in Section 6 of the Agreement) and to which I am not otherwise entitled, and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, on my own behalf and on behalf of my spouse, domestic partner, children, agents, assignees, heirs, executors, administrators, beneficiaries, trustees, legal representatives, and assigns, I hereby waive, discharge, and release the Company and its current and former parents, subsidiaries, divisions, branches, assigns and affiliated and related companies, and their respective predecessors, successors, employee benefit plans, and present and former directors, officers, partners, shareholders, fiduciaries, employees, administrators, representatives, agents and attorneys, in their individual and representative capacities (collectively, the “Releasees”), from any and all actions, causes of action, obligations, liabilities, claims and demands I may have, known or unknown, contingent or otherwise, and whether specifically mentioned or not, regardless of when they accrued, from the beginning of time through the date that I sign this Release, except as otherwise specifically stated in this Release.
This release includes, but is not limited to, any claims based on my consulting relationship with the Company and/or the termination of that relationship, including (without limitation) the release of: any claims for wrongful discharge or breach of contract (express, implied or otherwise); any claims for negligence, defamation and/or intentional tort; any claims for employment discrimination, harassment, and/or retaliation on any basis, including age, race, color, ethnicity, national origin, gender, gender identity, sex, religion, pregnancy, disability (or perceived disability), sexual orientation, veteran’s status, whistleblower status, marital status and/or any other protected grounds; any claims under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act (as amended by the Older Workers Benefit Protection Act), the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Occupational Health and Safety Act, the New York State Human Rights Law, the New York City Human Rights Law, the New York State Whistleblower Statute, and/or the New York Labor Law; and any claims under any other federal, state, or local laws or regulations, including any and all laws or regulations prohibiting employment discrimination, harassment, or retaliation.
Except as otherwise provided below, I hereby represent that no action, suit, complaint, claim, grievance, demand for arbitration or other proceeding is pending in any court or other forum relating directly or indirectly to my consulting relationship with the Company, the termination of that relationship, or otherwise.
Nothing contained in this Release shall be construed to prohibit me from filing a charge with or participating in any investigation or proceeding conducted by the federal Equal Employment Opportunity Commission or a comparable state or local agency; provided, however, that I hereby agree to waive my right to recover monetary damages or other individual relief in any such charge, investigation or proceeding or any related complaint or lawsuit filed by me or by anyone else on my behalf. Nothing in this Agreement limits, restricts, or in any other way affects my communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity. I understand that my release of claims as contained in this Release does not extend to any rights I may have under any laws governing the filing of claims for COBRA, unemployment, state disability insurance, and/or workers’ compensation benefits. I further understand that nothing herein shall be construed to prohibit me from: (a) challenging the Company’s failure to comply with its promises to make payment and provide other consideration under the Agreement; (b) asserting my right to any vested benefits to which I am entitled pursuant to the terms of the applicable plans and/or applicable law; (c) challenging the knowing and voluntary nature of my release of claims under the Age Discrimination in Employment Act of 1967; and/or (d) asserting any claim that cannot lawfully be waived by private agreement.
I represent and warrant that I have complied with my obligations under the Agreement concerning the return of all property of the Company.
By signing this Release, I acknowledge that:
a.I have carefully read, and understand, this Release;
b.I have been given at least twenty one (21) days to consider my rights and obligations under this Release and to consult with an attorney and/or any other advisors of my choice before signing this Release, and agree that changes to this Release, whether material or immaterial, do not restart the running of the twenty-one (21) day consideration period;
c.By this provision in the Release, I am hereby advised to consult with an attorney and/or any other advisors of my choice before signing this Release;
d.I understand that this Release is legally binding and by signing it I give up certain rights, including my right to pursue any claims I had, have or may have had against Releasees, except as otherwise expressly provided herein;
e.I have voluntarily chosen to enter into this Release and have not been forced or pressured in any way to sign it;
f.I have not relied upon any representation, statement or omission made by any of the Company’s agents, attorneys or representatives with regard to the subject matter, basis or effect of this Release or otherwise, other than those expressly stated in this Release;
g.I have, except as otherwise expressly provided herein, knowingly and voluntarily released Releasees from any and all claims I may have, known or unknown, in exchange for the payments and benefits I obtained by signing this Release, and acknowledge that these payments and benefits are in addition to any that I would have otherwise received if I did not sign this Release; and
h.This Release does not waive any rights or claims that may arise after I sign this Release.
I understand that:
(a)I have seven (7) calendar days from the date I sign this Release to change my mind and revoke this Release.
(b)If I do not advise the Company in writing within seven (7) calendar days after signing that I have revoked this Release, this Release shall be effective, enforceable and binding on me on the eighth (8th) day after I sign this Release.

(c)If I change my mind and revoke this Release, I must send written notice of my decision to the CEO of the Company, so that the CEO receives my revocation no later than the eighth (8th) day after I originally signed this Release.
(d)The Company shall not be required to make payments or provide the consideration set forth in the Agreement unless this Release becomes effective.
[Signature page follows]

This Release constitutes the entire agreement between me and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to my consulting relationship with the Company, its termination, and all related matters, excluding only the Agreement and the PIIA, all of which shall remain in full force and effect in accordance with their terms. This Release may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by me and the and the CEO of the Company or his/her successor or designee.

Accepted and agreed:

Signature:

Dennis Weaver

Date:_____________________